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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FAO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAO, INC.
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406

August 27, 2003

Dear Stockholders:

        Our Annual Meeting of Stockholders will be held on September 30, 2003, at 9:30 a.m., at The St. Regis Hotel, 2055 Avenue of the Stars, Los Angeles, California. We urge you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce key personnel responsible for the management of your Company and to answer any questions you may have.

        The formal Notice of Annual Meeting, the Proxy Statement and the proxy card are enclosed. A copy of the Annual Report to Stockholders describing our operations during the fiscal year ended February 1, 2003 is also enclosed.

        We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

        If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. We look forward to meeting you at the September 30, 2003 Annual Meeting of Stockholders.

Very truly yours,

Jerry R. Welch President and Chief Executive Officer

FAO, INC.
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 30, 2003

        The Annual Meeting of FAO, Inc. will be held at The St. Regis Hotel, 2055 Avenue of the Stars, Los Angeles, California on September 30, 2003, at 9:30 a.m. for the following purposes:

        1.     To elect eight (8) directors to hold office until the next Annual Meeting or until their successors are elected;

        2.     To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending January 31, 2004 (Proposal One);

        3.     To transact such other business as may properly come before the meeting or any adjournment thereof.

        The close of business on August 25, 2003 is the date of record for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

        All stockholders are urged to attend the meeting in person or by proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID RETURN ENVELOPE. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

By Order of The Board of Directors

Kendrick F. Royer Secretary

King of Prussia, Pennsylvania August 27, 2003

FAO, INC.

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING

Solicitation and Revocation of Proxies

        The enclosed proxy ("Proxy") is solicited by and on behalf of the Board of Directors of FAO, Inc. ("Board of Directors") for use in connection with our Annual Meeting of Stockholders to be held on September 30, 2003, at 9:30 a.m. at The St. Regis Hotel, 2055 Avenue of the Stars, Los Angeles, California and at any and all adjournments thereof.

        The persons named as proxies were designated by our Board of Directors. Any Proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed Proxy bearing a later date is filed with our Secretary, (ii) the person executing the Proxy attends the Annual Meeting and votes in person or (iii) written notice of the death or incapacity of the maker of such Proxy is received by us before the vote pursuant to such Proxy is counted. All Proxies that are properly completed, signed and returned to us prior to the meeting, and not subsequently revoked, will be voted in accordance with the instructions given in the Proxy. If a choice or a desire to abstain is not specified in the Proxy, the Proxy will be voted FOR the election of the director nominees listed below and FOR Proposal One to ratify the appointment of KPMG LLP as our independent auditors. Proxies that indicate a desire to abstain will be treated as a vote against the appointment of KPMG LLP as our independent auditors. Votes against a director candidate and votes withheld have no legal effect on the election of directors; however all such votes count as a part of the quorum. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions from you as to how to vote on those proposals (so-called "broker non-votes") are considered "shares present" for purposes of determining whether a quorum exists. Broker non-votes, however, are not considered to be shares entitled to vote and will not affect the outcome of the vote.

        This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about August 27, 2003. The entire cost of the solicitation of proxies will be borne by us. Expenses will also include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of our Common Stock. It is contemplated that this solicitation will be primarily by mail. In addition, some of our officers, directors and employees may solicit proxies personally or by telephone, facsimile, telegraph or cable, but will not be compensated for such solicitation.

Voting at the Meeting

        Shares of our Common Stock and our Class I Convertible Preferred Stock (our "Class I Preferred Stock") constitute the only classes of securities entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on August 25, 2003, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of August 18, 2003, there were 5,152,786 shares of our Common Stock issued and outstanding, and 32,350 shares of our Class I Preferred Stock convertible into 21,566,667 shares of our Common Stock outstanding, each share of Common Stock being entitled to one vote and each share of our Class I Preferred Stock being entitled to 666.67 votes on each matter to be voted upon.

        The election of directors will require the affirmative vote of a plurality of the votes cast that are entitled to be cast in person or by proxy at the Annual Meeting. The approval of Proposal One will require the affirmative vote of a majority of the votes cast that are entitled to be cast in person or by proxy at the Annual Meeting.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information, as of August 18, 2003, with respect to all those known by us to be the beneficial owners of more than 5% of our outstanding Common Stock, each director who owns shares of Common Stock, each executive officer named in our Summary Compensation Table under the heading "Executive Compensation and Other Information," and all our directors and executive officers as a group. The percentage ownership shown is a technical calculation unrelated to, and much higher than, the percentage of voting securities (which includes our Class I Preferred Stock) owned by such persons.

Name and Address of Owner(1)	Amount and Nature of Beneficial Ownership Common Stock	% of Class
Richard A. Kayne (2) Kayne Anderson Investment Management, Inc. 1800 Avenue of the Stars Second Floor Los Angeles, CA 90067	10,499,938	69.5
Fred Kayne (3) Fortune Fashions 6501 Flotilla Street Commerce, CA 90040	3,998,650	44.4
Saks Incorporated (4) 750 Lakeshore Parkway Birmingham, AL 35211	3,333,333	39.3
Hancock Park Capital II, L.P. (5) 10323 Santa Monica Boulevard Suite 101 Los Angeles, CA 90025	3,498,252	40.4
Leslie Biller, as trustee (6) 10877 Wilshire Boulevard Suite 1702 Los Angeles, CA 90024	1,399,301	21.4
Charles A. Norris (7) c/o Kayne Anderson Capital Advisors, L.P. 1800 Avenue of the Stars Second Floor Los Angeles, CA 90067	699,651	12.0
KBB Retail Assets Corp. (8) c/o Royal Vendex KBB N.V. De Klencke 6, NL-1083 Postbus 7997, 1008 ADAmsterdam, The Netherlands	673,500	11.6
Marc I. Stern, as trustee (9) 865 South Figueroa Street, 18th Floor Los Angeles, CA 90017	666,667	11.5
Jill Higgins (10) 10153 1/2 Riverside Drive #598 Toluca Lake, CA 91602	44,632	*

Ronald J. Blumenthal (11) 2520 Renaissance Boulevard King of Prussia, PA 19406	64	*
Marilyn Platfoot (12) 2520 Renaissance Boulevard King of Prussia, PA 19406	69	*
All executive officers and directors as a group (fifteen persons) (13)	15,242,942	77.5%

*
Less than one percent.

(1)
Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to §community property laws where applicable.

(2)
The 10,499,938 shares include (i) 3,741,143 shares beneficially held directly by or for Mr. Richard Kayne and his affiliates (2,600,000 of which shares may be acquired immediately upon conversion of Class I Preferred Stock, 873,458 of which shares may be acquired immediately upon conversion of Equipment Notes and 201,067 shares of which may be acquired immediately upon exercise of Warrants) and (ii) 6,758,795 shares held in accounts managed by Kayne Anderson Capital Advisors, L.P. ("KACALP"), a registered investment advisor (6,000,000 of which shares may be acquired immediately upon conversion of Class I Preferred Stock and 291,802 of which shares may be acquired immediately upon exercise of Warrants). Mr. Richard Kayne has sole voting and dispositive power over the shares he holds directly or which are held by accounts for which he serves as trustee or custodian. He has shared voting and dispositive power with KACALP, over the shares held by accounts for which KACALP serves as general partner or manager. Mr. Kayne is the President, Chief Executive Officer and a Director of Kayne Anderson Investment Management, Inc. ("KAIM"), a Nevada corporation and the sole general partner of KACALP, and the principal stockholder of KA Holdings, Inc., a California corporation which is the sole owner of KAIM. The shares held by accounts for which KACALP serves as general partner or manager include, but are not limited to, the following shares held beneficially by the indicated entities:

    1,560,376 shares held by ARBCO Associates, L.P.;
    479,546 shares held by Kayne Anderson Non-Traditional Investments, L.P.;
    1,361,063 shares held by Kayne Anderson Diversified Capital Partners, L.P.;
    225,618 shares held by Kayne Anderson Capital Partners, L.P.;
    357,889 shares held by Kayne Anderson Capital Income Partners (QP), L.P.;
    411 shares held by Kayne Anderson Income Partners, L.P.; and
    2,768,917 shares held by Woodacres LLC.

  KACALP disclaims beneficial ownership of the shares reported, except those shares attributable to it by virtue of its general partner interests in the limited partnerships holding such shares. Mr. Richard Kayne disclaims beneficial ownership of the shares reported, except those shares held by him or attributable to him by virtue of his limited partner interests in such limited partnerships (and member interests in Woodacres LLC) and by virtue of his indirect interest in the interest of KACALP in such limited partnerships. The foregoing is based on information provided by Mr. Richard Kayne and KACALP. Mr. Richard Kayne is one of our directors.

(3)
Of the 3,998,650 shares beneficially owned, 2,907,025 shares are held directly by Mr. Fred Kayne (2,666,667 of which shares may be acquired immediately upon conversion of Class I Preferred

  Stock and 131,935 shares of which may be acquired immediately upon exercise of Warrants). Fortune Twenty-Fifth, Inc., a corporation of which Mr. Fred Kayne is the sole stockholder, beneficially holds 1,091,625 shares (1,016,863 of which shares may be acquired immediately upon conversion of Equipment Notes and 45,919 shares or which may be acquired immediately upon exercise of Warrants). Mr. Fred Kayne has sole voting and dispositive power over the shares he holds directly. He has shared voting and dispositive power along with Fortune Twenty-Fifth, Inc. with respect to the shares held by that entity. The foregoing is based on information provided by Mr. Fred Kayne in his 13D/A filed July 16, 2003.Mr. Fred Kayne is one of our directors.

(4)
The foregoing is based on information provided by Saks Incorporated in its 13D/A filed May 7, 2003. All of the shares indicated are subject to acquisition upon conversion of Class I Preferred Stock. We have agreed to nominate a Saks Incorporated designee for election to our Board of Directors.

(5)
The foregoing is based on information provided by Hancock Park Capital II, L.P. in its 13D/A filed July 17, 2003. 3,333,333 of such shares may be acquired immediately upon conversion of Class I Preferred Stock and 164,919 of such shares may be acquired immediately upon exercise of Warrants. We have agreed to nominate a Hancock Park Capital II, L.P. designee for election to our Board of Directors. In addition, Hancock Park Capital II, L.P. has an agreement with other significant stockholders to vote their shares in favor of election of such designee.

(6)
The foregoing is based on information provided by Mr. Biller as trustee for the Amended and Restated Les & Sheri Biller Revocable Trust in its 13D/A filed July 17, 2003. 1,333,333 of such shares may be acquired immediately upon conversion of Class I Preferred Stock and 65,968 of such shares may be acquired immediately upon exercise of Warrants.

(7)
The foregoing is based on information provided by Mr. Norris in his 13D filed May 5, 2003 and our corporate records. 666,667 of such shares may be acquired immediately upon conversion of Class I Preferred Stock and 32,984 of such shares may be acquired immediately upon exercise of Warrants. Mr. Norris is one of our directors.

(8)
333,333 of the shares indicated may be acquired immediately upon conversion of Class I Preferred Stock.Of the 673,500 shares beneficially owned, Royal Vendex KBB N.V. owns 656,833 indirectly through KBB Retail Assets Corp. and 16,667 indirectly through Quality Fulfillment Services, Inc. The foregoing is based on information provided by Royal Vendex KBB N.V. in its 13D/A filed May 14, 2003 and our corporate records.

(9)
May be acquired immediately upon conversion of our Class I Preferred Stock.

(10)
Ms. Higgins is one of our directors.

(11)
Consists of 64 vested shares held by our Employee Stock Ownership Plan for the benefit of Mr. Blumenthal. Mr. Blumenthal is one of our executive officers.

(12)
Consists of 56 and 13 vested shares held by our Employee Stock Purchase Plan and Employee Stock Ownership Plan, respectively, for the benefit of Ms. Platfoot. Ms. Platfoot is one of our executive officers.

(13)
Includes Common Stock beneficially owned by executive officers and directors.

        On January 13, 2003, we, together with our significant subsidiaries, filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in case number 03-10119(LK). Our First Amended Disclosure Statement with Respect to First Amended Joint Plan of Reorganization of FAO, Inc. and its Debtor Subsidiaries was approved by the Bankruptcy Court on February 28, 2003.Our First Amended Joint Plan of Reorganization of FAO, Inc. and its Debtor Subsidiaries was confirmed by the Bankruptcy Court on

April 4, 2003, and became effective on April 23, 2003.In connection with our emergence from bankruptcy, we sold 30,000 shares of our Class I Preferred Stock, for gross proceeds of $30.0 million.We sold an additional 1,850 shares of our Class I Preferred Stock after emergence for $1.85 million in gross proceeds. Prior to our emergence from bankruptcy Athanor Holdings, LLC beneficially owned well in excess of 10% of our outstanding Common Stock.In connection with emergence and the issuance of our Class I Preferred Stock, Athanor's beneficial ownership dropped below 10% and each of Saks Incorporated, Hancock Park Capital II, L.P, Woodacres LLC, Leslie Biller, as trustee, Marc Stern, as trustee and Charles Norris, who previously had not beneficially owned in excess of 10% of our outstanding Common Stock, came to own in excess of 10% of our outstanding Common Stock, while Fred Kayne, Richard Kayne and Kayne Anderson Capital Advisors, L.P. continued to own in excess of 10% of our outstanding Common Stock.In connection with their purchase of Class I Preferred Stock, we agreed to nominate a designee of each of Hancock Park Capital II, L.P. and Saks Incorporated to our Board of Directors so long as they hold at least 3,000 shares of such preferred stock or the common stock into which such number of shares has been converted.We also agreed to include such designees in our annual proxy statement and proxy card and use the same form and amount of resources to cause election of such designees as we use to cause the election of each of our other directors.According to Hancock Park Capital II, LLC's 13D/A dated July 17, 2003, in connection with its purchase of Class I Preferred Stock, Hancock also entered into a Stockholders Agreement, dated as of April 23, 2003, with Richard Kayne, an affiliate of Kayne Anderson, Woodacres LLC, Charles Norris, Les Biller and Fred Kayne, pursuant to which the parties other than Hancock agreed that they will vote all Class I Preferred Stock and Common Stock held by them in favor of the election of one director designated by Hancock until Hancock owns less than 3,000 shares of Class I Preferred Stock (or the equivalent of such securities and Common Stock).Richard Kayne and Fred Kayne also agreed not to convert certain Equipment Notes issued by us and our subsidiaries FAO Schwarz, Inc. and ZB Company, Inc. into our equity securities at any time prior to January 12, 2004.Each of the parties mentioned above has disclaimed beneficial ownership of any of our Common Stock held by any other of such parties in their respective filings with the Securities and Exchange Commission.

ELECTION OF DIRECTORS

        The Board of Directors proposes the election of eight (8) directors, who will hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for directors has been withheld in the Proxy, the persons named in the Proxy intend to vote at the meeting for the election of the nominees presented below. Each nominee has consented to serve as a director for the ensuing year. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed Proxy will vote for any substitute nominee designated by the Board of Directors.

        The candidates in the election of directors receiving the highest number of affirmative votes of the shares entitled to vote, up to the number of directors to be elected by such shares, will be elected. Votes against a candidate and votes withheld, including broker non-votes, have no legal effect on the election; however all such votes count as a part of the quorum. The names and certain information concerning the persons to be nominated as directors at the Annual Meeting are set forth below.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Directors and Nominees

Name	Age	Director Since	Business Experience
Jill Higgins	47	2001	Ms. Higgins has served on the Board of Directors since April 2001. Ms. Higgins has been a general partner of Lakeside Enterprises, a private family investment company, since 1996. Ms. Higgins was a Director of Day Runner, Inc., a developer, manufacturer and marketer of organizing products, from 1986 through 1999.
Fred Kayne	65	1995
			Mr. Kayne has served as a Director since 1995. Mr. Kayne is our Chairman of the Board. Mr. Kayne has been Chairman of the Board of Big Dog Holdings, Inc. since 1992 when he co-founded the company. Mr. Kayne has been President and Chairman of the Board of Fortune Fashions Industries, an apparel company, since he co-founded it in 1991. Mr. Kayne has been a Director of Westminster Capital, Inc. since 2001. Mr. Kayne has been President and Chairman of the Board of Fortune Financial Co., a private merchant banking firm, since he founded it in 1986. Mr. Kayne was a partner of Bear, Stearns & Co. Inc. until its initial public offering in 1985, after which time he was a Managing Director and a member of the Board of Directors of Bear, Stearns & Co. Inc. until he resigned in 1986. Fred Kayne and Richard A. Kayne are brothers.

Richard A. Kayne	58	1995
			Mr. Kayne has served as a Director since 1995. Since 1985, Mr. Kayne has served as President and a Director and, since August 1996, Chief Executive Officer of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P., an investment management firm, and their broker-dealer affiliate, K.A. Associates, Inc. Mr. Kayne has been with Kayne Anderson Investment Management, Inc. since 1984 when it was founded by Mr. Kayne and John E. Anderson. Mr. Kayne has been Co-Chairman of the Management Committee of Kayne Anderson Rudnick Management, LLC, an investment management firm since July 2000 and was a Co-Manager from August 1995 to July 2000. He has also been a Director of Glacier Water Services, Inc. since 1995 and its Chairman of the Board since September 1999. Richard A. Kayne and Fred Kayne are brothers.
Jerry R. Welch	53	1995
			Mr. Welch became our Chief Executive Officer in March 1996, assumed the position of President in September 1996 and served as Chairman of the Board from August 1995 through November 1, 2001. Mr. Welch also served as an officer and a Managing Director of Kayne Anderson Investment Management, Inc. from January 1993 through August 2001. Mr. Welch held the positions of Chairman of the Board from January through September 1992 and from September 1993 through September 1999 and Chief Executive Officer from August 1994 to September 1999 for Glacier Water Services, Inc., a retailer of vended water.
Douglas E. Coltharp	42	2003
			Mr. Coltharp was appointed to a vacancy on our Board in April 2003 and is serving on our Board as a designee of Saks Incorporated. We agreed with Saks Incorporated that we would nominate its designee for election to our Board and use our best efforts to cause such election. Mr. Coltharp joined Saks Incorporated as Executive Vice President and Chief Financial Officer in November 1996. Prior to joining Saks Incorporated, Mr. Coltharp spent ten years in the Corporate Finance Department of Bank of America, most recently as Senior Vice President and head of the Southeast Corporate Finance Group headquartered in Atlanta.

David J. Walsh	43	2003
			Mr. Walsh was appointed to a vacancy on our Board in April 2003. Mr. Walsh is President of KJM Investments, LLC, a private investment vehicle, and a Director of each of Big Dog Holdings, Inc., Sage Publications, Inc. and Sedexo Vending Management LLC, a subsidiary of Sodexho Alliance SA, where he has served since 2002, 1997, 1996 and 2002, respectively. From February 2000 to June 2001 when the company was sold to Evercom Inc., Mr. Walsh was the Chief Executive Officer of FortuneLinX, Inc., a provider of real-time revenue assurance software for the telecommunications industry. Mr. Walsh continued to manage the business for Evercom Inc. until February 2002. Mr. Walsh served as general manager of the Telecom Services Division of Transaction Network Services, Inc. (NYSE:TNI), from 1994 to August 1999 when the company was sold to PSINet (Nasdaq: PSIX).
Brian P. McDermott	46	2003
			Mr. McDermott was appointed to a vacancy on our Board in April 2003 and is serving on our Board as a designee of Hancock Park Capital II, L.P. We agreed with Hancock that we would nominate its designee for election to our Board and use our best efforts to cause such election. In addition, Hancock entered into a voting agreement with Fred Kayne, Richard Kayne, Kayne Anderson Capital Advisors, L.P., Fortune Twenty-Fifth, Inc., Woodacres LLC, Les Biller and Charles Norris to cause the election of a Hancock designee. Mr. McDermott has been a principal of Hancock Park Associates, LLC, an investment company, since 1988. Mr. McDermott is currently President and Chief Executive Officer of Fitness Holdings International where he has served since the company was acquired by Hancock Park Associates, LLC in 2001. In addition, Mr. McDermott is a Director of Weider Nutritional International, Inc. where he has served since June 2000. From May 2000 to July 2001, Mr. McDermott was Chief Executive Officer of PartsAmerica.com, a start-up that created integrated internet capability for specialty auto parts retailers. From May 1988 to April 1989, Mr. McDermott served as Executive Vice President, from April 1989 to August 1992, he served as President, and from August 1992 to December 1999 he served as President and Chief Executive Officer, of Leslie's Poolmart, Inc. From 1994 to 1998, Mr. McDermott served as interim Chief Executive Officer then Chairman of the Board for BusyBody, Inc.

Charles Norris	57	2003
Mr. Norris was appointed to a vacancy on our Board in April 2003. Mr. Norris has served as a Chairman of the Board of Glacier Water Services, Inc. since June 2001 and Day Runner, Inc. since 2001 and as a Director of The Sports Club Company, Inc. since 2002. Mr. Norris was President of McKesson Corporation, a water services company, from 1990 to until his retirement in October 2000. From 1981 to 1990, Mr. Norris was President of Deer Park Spring Water Company. Mr. Norris served as President and a Director of the International Bottled Water Association in 1991 and from 1988 to 2000, respectively. Mr. Norris was a trustee of the Drinking Water Research Foundation from 1995 to 2000.

        Our Bylaws currently authorize the election of nine (9) directors and we have one vacant directorship.Only eight (8) directors have been nominated and your proxy cannot be voted for more than eight (8) directors.

COMMITTEES OF THE BOARD OF DIRECTORS

Compensation Committee

        During the fiscal year ended February 1, 2003 ("Fiscal 2002"), our Compensation Committee (the "Compensation Committee") consisted of Messrs. Richard Kayne and Fred Kayne.On May 21, 2003, our Board of Directors appointed Messrs. Fred Kayne, Charles Norris and Brian McDermott to constitute our Compensation Committee. The Compensation Committee reviews our general compensation strategy, awards options, approves salaries and reviews and reports to the Board of Directors with respect to compensation of officers and employee benefit programs.

Nominating Committee

        The Board of Directors does not have a standing Nominating Committee.

Audit Committee

        During Fiscal 2002, our Audit Committee (the "Audit Committee") consisted of Former directors Messrs. Robert Hollman and Howard Zelikow and current director Ms. Jill Higgins.On May 21, 2003, our Board of Directors appointed Messrs. David Walsh and Douglas Coltharp and Ms. Jill Higgins to constitute our Audit Committee.The Board of Directors adopted a written charter for the Audit Committee as of June 14, 2000 and the Audit Committee amended the written charter as of January 9, 2003 (See Appendix 1 to this Proxy) in accordance with its terms. The Audit Committee, which includes two independent directors, meets periodically with our independent public accountants and management to discuss accounting principles, financial, accounting, administrative and operational controls, the scope of the annual audit, the independence of our independent public accountants, regulatory compliance and other matters, including those required to be discussed by the Audit Committee with our independent public accountants under Statement of Auditing Standards 61. The Audit Committee also advises the Board of Directors on matters related to accounting and auditing and engages our independent public accountants and sets their fees. The Audit Committee is responsible to review our significant accounting and auditing policies, principals and practices prior to their adoption. The independent public accountants have complete access to the Audit Committee without management present to discuss results of their audit and their opinions on the adequacy of internal controls, the quality of financial reporting and other accounting and auditing matters. Mr. Coltharp may not be considered independent under the currently effective continued listing rules of the Nasdaq National Market because he is employed by Saks Incorporated, which may be considered our affiliate. Nasdaq currently has proposed new rules defining independence but has not promulgated final rules. The proposal suggests that the amount of securities beneficially owned by Saks Incorporated may not be sufficient, in and of itself, to cause Mr. Coltharp to be considered not to be independent though that is unclear under the current rules.Mr. Coltharp is not our current employee or an immediate family member of any of our employees, satisfies the other existing and proposed rules regarding independence and has experience with retail accounting matters. The Board of Directors determined that there is no alternative director available at this time to sit on our Audit Committee, and that membership on the committee by Mr. Coltharp is required by our best interests and the best interests of our stockholders.

Audit Committee Report

        The Audit Committee has reviewed and discussed the audited financial statements for FAO, Inc. for Fiscal 2002 with management. In addition, the Audit Committee has discussed with KPMG, LLP, FAO, Inc.'s independent public accountants during Fiscal 2002, the auditor's responsibilities, any significant issues arising during the audit, and other matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has received the written disclosures and letter from the independent public accountants regarding FAO, Inc. that are required under Independence Standards Board Standard No. 1. Based on the Audit Committee's review and discussions with management and the independent public accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements included in FAO, Inc.'s Annual Report on Form 10-K be so included.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE:

Howard Zelikow
Jill Higgins
Robert Hollman

        Pursuant to Item 7 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, notwithstanding anything to the contrary set forth in our previous or future filings, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings under such acts, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C promulgated under the Securities Exchange Act of 1934, as amended, except as required by Rule 14a-101 promulgated under the Securities Exchange Act of 1934, as amended, or incorporated by reference into any such filings.Messrs. Zelikow and Hollman no longer serve on the audit committee.

Attendance at Meetings

        During Fiscal 2002, the Board of Directors held a total of eight meetings, the Compensation Committee held one meeting and the Audit Committee held seven meetings. No member of the Board of Directors, Compensation Committee or Audit Committee attended fewer than 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which such member served during the periods such member served.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

        The following table sets forth summary information concerning compensation paid or accrued by us for services rendered during Fiscal 2002, our fiscal year ended February 2, 2002 ("Fiscal 2001") and our fiscal year ending February 3, 2001 ("Fiscal 2000") to our Chief Executive Officer and the four other executive officers who received compensation of at least $100,000 (collectively, the "Named Executive Officers") as well as one other person who would have been included in this table had he been employed at the end of Fiscal 2002.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation (1)	Securities Underlying Options(#)	Other Compensation
Jerry R. Welch (2) President and Chief Executive Officer	2002 2001 2000	529,615 215,769 75,000	-0- -0- -0-	67,382 -0- -0-	-0- 100,259 -0-	8,866 3,293 -0-
Raymond P. Springer (3) Executive Vice President and Chief Financial Officer	2002 2001 2000	321,923 250,588 250,000	-0- -0- -0-	46,983 10,107 7,800	-0- 42,735 3,333	5,330 2,384 -0-
David Niggli (4) Executive Vice President —Merchandising	2002 2001 2000	361,902 -0- -0-	-0- -0- -0-	-0- -0- -0-	11,667 -0- -0-	794 -0- -0-
Marilyn Platfoot (5) Executive Vice President —Retail	2002 2001 2000	225,224 198,000 176,000	-0- -0- -0-	12,462 9,230 7,800	-0- 8,167 -0-	-0- 1,941 325
Ronald J. Blumenthal (5)(6) Senior Vice President —Real Estate	2002 2001 2000	170,308 163,307 158,000	-0- -0- -0-	113,347 15,056 7,800	-0- 3,333 -0-	-0- 1,261 -0-
Claire Johnson (7) Chief Executive Officer FAO Schwarz, Inc.	2002 2001 2000	436,680 -0- -0-	-0- -0- -0-	-0- -0- -0-	8,333 -0- -0-	135,186 -0- -0-

(1)
Amounts shown include car allowances for the Named Executive Officers and club dues of $8,000 and $5,826 for Mr. Blumenthal in Fiscal 2002 and 2001, respectively.

(2)
For Fiscal 2001, the amount includes salary earned beginning September 3, 2001. The amounts shown include amounts paid to Mr. Welch by RightStart.com Inc. during the period it was our subsidiary. RightStart.com Inc. paid Mr. Welch an additional $25,000 during Fiscal 2000 when it was no longer our subsidiary. Mr. Welch was a managing director of KAIM, Inc., our largest stockholder, from 1993 through 2001 and received no compensation from us for serving as our Chief Executive Officer or President before September 3, 2001. Other annual compensation includes $55,000 in relocation compensation paid to Mr. Welch in Fiscal 2002. Other Long-Term compensation includes $8,866 in split-dollar life insurance premiums paid by us for the benefit of Mr. Welch or approximately 40% of the total premium for such insurance. This insurance pays benefits out at the rate of approximately 60% to us and 40% to the named beneficiary of the executive.

(3)
Mr. Springer became our Executive Vice President and Chief Financial Officer in August 2000. Beginning in July 2000, when our prior Chief Financial Officer terminated her employment with us, Mr. Springer provided executive services to us and we reimbursed RightStart.com Inc. for the value of such services. The salary shown includes amounts paid to Mr. Springer by RightStart.com Inc. while RightStart.com Inc. was our subsidiary and are not broken out to reflect the charges between us and RightStart.com Inc. for the value of Mr. Springer's services. Other annual compensation includes $35,000 in relocation compensation paid to Mr. Springer in Fiscal 2002. Other Long-Term compensation includes $5,330 in split-dollar life insurance premiums paid by us for the benefit of Mr. Springer or approximately 40% of the total premium for such insurance. This insurance pays benefits out at the rate of approximately 60% to us and 40% to the named beneficiary of the executive.

(4)
Mr. Niggli began working with us in January 2002 and was previously an employee of F.A.O. Schwarz. Mr. Niggli was first paid by us in Fiscal 2002. Other Long-Term compensation includes $794 in split-dollar life insurance premiums paid by us for the benefit of Mr. Niggli or approximately 40% of the total premium for such insurance. This insurance pays benefits out at the rate of approximately 60% to us and 40% to the named beneficiary of the executive.

(5)
Amounts shown under "Other Compensation" include our contributions under our Employee Stock Ownership Plan and our Employee Stock Purchase Plan, as applicable, for the listed executive officers.

(6)
Includes $93,000 in relocation compensation paid to Mr. Blumenthal in Fiscal 2002.

(7)
Mr. Johnson began working for us in January 2002 and was previously an employee of F.A.O. Schwarz. Mr. Johnson was first paid by us in Fiscal 2002. Mr. Johnson terminated his employment with us on January 17, 2003. Mr. Johnson will receive $60,000 from us in severance and filed a claim in our bankruptcy case for $71,400 under his employment agreement with us. Other Long-Term compensation includes $3,786 in split-dollar life insurance premiums paid by us for the benefit of Mr. Johnson or approximately 40% of the total premium for such insurance. This insurance pays benefits out at the rate of approximately 60% to us and 40% to the named beneficiary of the executive.

Directors' Fees

        All of our non-employee directors receive directors' fees of $3,000 per quarter. Each non-employee director also receives stock option grants under our 1995 Non-Employee Directors Option Plan (the "1995 Stock Option Plan"). The 1995 Stock Option Plan provides for non-discretionary grants of non-qualified options to purchase our Common Stock to our non-employee directors on an annual basis on the date of the Annual Stockholders' meeting. Options granted under the 1995 Stock Option Plan are granted with exercise prices per share not less than the fair market value per share on the first day preceding such grant and become exercisable over a period of five to ten years. The exercise price of options granted must be paid in cash or shares of our Common Stock at the time the option is exercised.

        In addition, under the 1995 Stock Option Plan, each director is entitled to make an election to receive, in lieu of director's fees, additional options to purchase our Common Stock. Options outstanding under this portion of the plan have terms ranging from five to ten years (depending on the terms of the individual grant). The number of shares for which the additional options may be exercised is determined based on an independent valuation designed to value the options issued equivalently with the fees the director would otherwise have been entitled to receive.Options issued under this portion of the plan vest on the anniversary date of grant and upon termination of membership on our Board of Directors.

        For Fiscal 2002, all of the members of the Board of Directors elected, in lieu of cash compensation, to receive options to purchase our Common Stock at the fair market value on the date the options are granted; however, these options were cancelled in connection with our bankruptcy. We are currently evaluating an increase in director compensation.

Option Grants in Fiscal 2002

        The following table provides certain information regarding stock options granted to the Named Executive Officers during Fiscal 2002, all of which were cancelled in connection with our bankruptcy.

OPTIONS GRANTED IN FISCAL 2002

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (3)
	Number of Common Shares Underlying Options Granted (1)
		% of Total Options Granted to Employees in Fiscal 2001
			Exercise Price per Share (2)
Name				Expiration Date
					5%	10%
David Niggli (4)	11,667	3.5%	$82.50	3/12/11	605,328	1,534,020
Claire Johnson (4)	8,333	2.5%	$82.50	3/12/11	432,347	1,095,654

(1)
We granted options to employees to purchase an aggregate of 328,594 shares during Fiscal 2002 under our 2001 Stock Incentive Plan and our 1991 Employee Stock Option Plan.

(2)
All options were granted at an exercise price equal to the fair market value of our Common Stock as of the grant date for such options.

(3)
These options were cancelled in connection with our bankruptcy. The potential realizable value is calculated assuming the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. All options listed had a term of 10 years. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price would have appreciated over the 10-year option term at the assumed rates or at all. Unless the market price of our Common Stock had appreciated over the option term, no value would have been realized from the option grants made to the Named Executive Officers.

(4)
These options were cancelled in connection with our bankruptcy. On and after the date that is one year from the grant date of such options, the options would have been exercisable for 25% of the total shares into which they were exercisable and, on and after the last day of each successive one year period thereafter, such options would have been exercisable for an additional 25% of such shares, such that the options would have been exercisable with respect to 100% of such shares on and after the date that is four years from the grant date.

Aggregate Option Exercises in Fiscal 2001 and Option Values at Fiscal Year End

        The following table provides certain information regarding the exercise of stock options to purchase our stock held by the Named Executive Officers during Fiscal 2002 and the number of options and the value of our options held as of the end of such fiscal year.

			Number of Securities Underlying Unexercised Options At Fiscal Year End (#)		Value of Unexercised In-The-Money Options At Fiscal Year End($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jerry R. Welch	-0-	-0-	57,585	57,585	-0-	-0-
Raymond P. Springer	-0-	-0-	23,034	23,034	-0-	-0-
Marilyn Platfoot	-0-	-0-	7,875	5,458	-0-	-0-
Ronald J. Blumenthal	-0-	-0-	5,417	2,083	-0-	-0-
David Niggli	-0-	-0-	-0-	11,667	-0-	-0-
Claire Johnson	-0-	-0-	-0-	8,333	-0-	-0-

(1)
All options were cancelled in connection with our bankruptcy. No options were in-the-money as of the end of Fiscal 2002.

Employment Agreements

        We have no employment agreements or other compensatory plans or arrangements with any of our officers except as otherwise described herein.

Stock Compensation Programs

        We have two stock option plans as well as an employee stock ownership plan and an employee stock purchase plan. Pursuant to our bankruptcy Plan of Reorganization, all options outstanding under our options plans were cancelled and became available for regrant. We are no longer accepting contributions to our employee stock purchase plan, and we are in the process of terminating the employee stock ownership plan.

Split-Dollar Life Insurance Policy

        We purchased increasing premium term life insurance for four of our Named Executive Officers effective July 1, 2002.We pay the premiums for this insurance and benefits are paid in the ratio of approximately 60% to us and 40% to the Named Executive Officer's designated beneficiary. The annual premium for $35 million in total coverage for the Named Executive Officers and other insured officers was approximately $55,180 for Fiscal 2002.

Compensation Committees Interlocks and Insider Participation

        Richard Kayne and Fred Kayne, directors of the Company, were members of our Compensation Committee during Fiscal 2002, and Mr. Fred Kayne is currently a member of our Compensation Committee together with Messrs. Charles Norris and Brian McDermott. Messrs. Kayne have participated in transactions requiring disclosure under Item 13, "Certain Relationships and Related Transactions."

Compensation Committee Report on Executive Compensation

        The Compensation Committee is responsible for approving compensation programs for management of FAO, Inc. During Fiscal 2002, the Compensation Committee consisted of Messrs. Richard Kayne and Fred Kayne.

        The Compensation Committee believes that the compensation provided to employees of FAO, Inc. (the "Company") must be competitive for the Company to attract or retain highly qualified and experienced key employees. The Company provides salary and stock-based incentives to its officers. The Compensation Committee uses stock-based incentives to attempt to give the Company's executives a long-term stake in the Company and to reward strong performance. In addition, the Compensation Committee may provide bonus compensation for the upcoming year based on personal performance, financial performance of the Company for the year and an individual's contribution to that performance. Based upon a preliminary review, the Compensation Committee believes that, overall, the compensation programs the Company are competitive with those of comparable companies.

        Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for Fiscal 2002 are summarized below. Additional factors were also taken into account to a lesser degree. The Compensation Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in recommending and/or setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

        * Base Salary. The base salary for each executive officer is set on the basis of personal performance, the average salary levels in effect for comparable positions with companies with total revenues similar to the Company's and internal comparability standards.

        * Annual Incentive Compensation. Annual bonuses, set as a percentage of salary based on position, may be earned by each executive officer on the basis of the Company's achievement of corporate performance targets established by the Compensation Committee at the start of the fiscal year.

        * Long-Term Incentive Compensation. The Compensation Committee periodically approves grants of stock options and restricted stock to the Company's executive officers. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option grant generally allows the officer to acquire shares of our Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time, thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. Each grant of restricted stock allows the officer to benefit from such shares and any appreciation in their price over specified period of time, thus providing a better return to the executive officer if the market price of the stock appreciates over the vesting period but retaining incentives to continue working for the Company even if the stock price does not appreciate. The size of the option or restricted stock grant to each executive officer generally is set to achieve a potential percentage ownership stake in the Company that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but it also takes into account the individual's potential for future responsibility over the option term, the individual's personal performance in recent periods and the individual's current holdings of the Company's stock and options.

        Mr. Welch received $530,000 for serving as our Chief Executive Officer and President in calendar year 2002. The Compensation Committee determined Mr. Welch's salary for 2002, consistently with the executive compensation policies noted above.The Compensation Committee did not provide bonus compensation to Mr. Welch for 2002 based on personal performance, our financial performance for the year or Mr. Welch's individual contribution to our performance.Mr. Welch was a managing director of KAIM, Inc., one of our largest stockholders, from 1993 to 2001 and received no compensation from us for serving as our Chief Executive Officer or President before September 3, 2001. The Company paid a management, consulting and advising fee equal to $75,000 for Fiscal 2001 and $187,500 for Fiscal 2000 to Kayne Anderson Capital Advisors, L.P. and Kayne Anderson in turn paid Mr. Welch for services provided, including the services Mr. Welch provided to the Company.

        In connection with the Company's reorganization in bankruptcy, the Board of Directors approved special compensation payable in the current fiscal year to officers who remained employed with us upon emergence from bankruptcy.The total amount paid under that plan to officers with the title "vice president" or higher was $700,000.

        For Fiscal 2002, the Board of Directors accepted all of the recommendations of the Compensation Committee.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE:

Richard A. Kayne
Fred Kayne

Performance Graph

        This graph compares the cumulative total return to our stockholders, the Nasdaq National Market (the "NASDAQ Market Index") and a peer group of companies (the "MG Group Index")(1).

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG FAO, INC.,
NASDAQ MARKET INDEX AND MG GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 31, 1998
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING FEB. 01, 2003

(1)
The Industry Index chosen is an index of specialty retailers compiled by Media General Group that includes fifty publicly traded companies offering a wide array of specialty retail goods.

        Pursuant to Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, notwithstanding anything to the contrary set forth in our previous or future filings, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings under such acts, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report and Performance Graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C promulgated under the Securities Exchange Act of 1934, as amended, except as required by Rule 14a-101 promulgated under the Securities Exchange Act of 1934, as amended, or incorporated by reference into any such filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        `Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our officers and directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and 10% stockholders are required by the Securities and Exchange Commission to furnish us with copies of all Forms 3, 4 and 5 as filed.

        Based solely on our review of the copies of such forms we have received, we believe that all of our officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during Fiscal 2002 except as follows: Mr. Royer reported a conversion of options three months late at the time of sale of the underlying common stock rather than the time of conversion. Mr. Feshbach, a former director, reported a transaction reportable on Form 4 on Form 5. Mr. Fred Kayne filed a Form 4 reporting two mandatory conversions of preferred stock two days late. Mr. Richard Kayne filed a transaction reportable on Form 4 on Form 5 and reported two mandatory conversions of preferred stock late in the month in which they were required to be reported.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

        Messrs. Richard Kayne and Fred Kayne, directors of the Company, and their affiliates purchased our Class I Convertible Preferred Stock convertible into 9,266,667 shares of our Common Stock on April 23, 2003 when we emerged from bankruptcy.

        Upon their purchase of Class I Convertible Preferred Stock, Hancock Park Capital II, L.P., Saks Incorporated, Woodacres LLC, Mr. Charles Norris and Mr. Les Biller became beneficial owners of amounts of our Common Stock in excess of 10% of our outstanding Common Stock.

        In connection with their purchase of Class I Convertible Preferred Stock, we agreed to nominate a designee of each of Hancock Park Capital II, L.P. and Saks Incorporated to our Board of Directors so long as they hold at least 3,000 shares of such preferred stock or the common stock into which such number of shares has been converted. We also agreed to include the designee in our annual proxy statement and proxy card and use the same form and amount of resources to cause election of such designees as we use to cause the election of each of our other directors.

        Hancock Park Capital II, L.P. is intended to operate as a venture capital operating company under Department of Labor Regulation 29 C.F.R. Section 2510.3-101. The regulations require that investments made by Hancock Park Capital II, L.P. not be made unless certain management rights are granted. In connection with Hancock Park Capital II, L.P.'s investment in our Class I Preferred Stock we are in discussions to enter into a consulting agreement designed to provide such rights and compensating it for its services over the life of the relationship with $150,000.

        As part of our bankruptcy reorganization certain outstanding Equipment Notes totaling $8,000,000 in aggregate outstanding principal amount owed to Messrs. Richard Kayne and Fred Kayne and their respective affiliates and accrued but unpaid interest thereon were exchangable for shares of our Class J Convertible Preferred Stock convertible into 2,329,025 shares of our Common Stock, warrants to purchase 66,667 shares of our Common Stock at an exercise price of $1.95 per share, a repricing of 43,333 outstanding warrants to a strike price of $1.95 per share and new convertible Equipment Notes in the aggregate principal amount of $4,000,000 secured by a lien on our equipment.A portion of the claims entitling the holders to these securities, including all of the Class J Convertible Preferred Stock and $313,874 in aggregate principal amount of the new Equipment Notes, were sold prior to our emergence from bankruptcy and were converted by the acquirors into shares of our Common Stock.

        Fortune Fashions, a company of which Mr. Fred Kayne is President and Chairman of the Board, has sold and continues to sell embellished clothing merchandise to us. Fortune Fashions was a creditor in our bankruptcy as a result of such sales and received 10,463 shares of our Common Stock in partial settlement of its claim of approximately $225,000. We anticipate purchasing approximately $500,000 in merchandise from Fortune Fashions in Fiscal 2003.

        On February 21, 2003, we executed a letter of intent with Saks Incorporated with respect to placement of licensed departments in department stores comprising the Saks Department Store Group

(consisting of Bergner's, Boston Store, Carson Pirie Scott, Herberger's, McRae's, Parisian, Proffitt's and Younkers). On April 22, 2003 we entered into a Departmental License Agreement documenting the first portion of the letter of intent and setting forth the terms of operation of 15 test departments in nine stores. Under the terms of the Departmental License Agreement we will pay a license fee of the greater of 12% of net sales from the department or $35 per square foot of space licensed plus our share of certain operational, advertising and customer relations program costs. The test departments will be operated for up to one year and, if the parties are satisfied with the results, additional departments may be placed in the remainder of Saks' 244 department stores as the parties deem appropriate. The departments will consist of FAO Schwarz®, Zany Brainy®, The Right Start® and FAO Schweetz® departments. In April 2003, we entered into a definitive agreement with respect to the licensed departments. The letter of intent also contemplates that we will negotiate with Saks to expand the departments and add temporary shops for the holiday season, establish a baby gift registry that would be located in each party's stores and from which each party would sell its own merchandise and the merchandise of the other, and engage in other marketing and cross-marketing opportunities. In connection with the Departmental License Agreement, Saks invested $5.0 million to purchase shares of our Class I Convertible Preferred Stock.We are continuing to negotiate the temporary shops agreement and have begun the steps to implement the agreement when it is final.Mr. Douglas Coltharp is one of our directors and also serves as chief financial officer of Saks Incorporated.

        We have a note receivable of $500,000 from our Chief Executive Officer. The note bears interest, payable upon maturity, at the same interest rate that we incur interest under our senior secured loan agreement. The note is collateralized by all options to purchase stock held by our Chief Executive Officer (currently none as a result of our bankruptcy) and proceeds otherwise payable to our Chief Executive Officer's designated beneficiary from a life insurance policy maintained by us for our Chief Executive Officer. The note is due on the earlier of July 3, 2004, termination of employment or death.

        On April 30, 2003, the Board of Directors determined to invite Mr. Leslie Biller, an investor in our Class I Convertible Preferred Stock, to attend Board Meetings as a consultant. Mr. Biller receives payment for such consulting services at a rate equal to the rate paid to Directors.

        On July 9, 2003, we issued five-year warrants exercisable at $1.50 per share of Common Stock for 824,595 shares of our Common Stock to certain of the investors in our Class I Convertible Preferred Stock in connection with the posting by such investors of a $5 million letter of credit for our benefit. If the letter of credit is drawn upon, the investors would receive additional five-year warrants exercisable at $1.50 per share of Common Stock for 1,099,460 shares of our Common Stock and one-year notes bearing interest at 10% per annum secured with a lien on our equipment existing on April 23, 2003.

INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG LLP ("KPMG") was our independent public accounting firm for Fiscal 2002 and has been selected to be our independent public accountants for the fiscal year ending January 31, 2004. Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        KPMG provided various services to us during Fiscal 2002. The aggregate fees for each of the following types of services are set forth below. The Audit Committee determined that KPMG's provision of the services described in the item "All Other Fees" below was compatible with maintaining the independence of KPMG.

Description	Amount
Audit Fees	$551,824
Financial Information Systems Design and Implementation Fees	—
All Other Fees (Tax Returns, Acquisition Consulting and 8-K Diligence)	—

Total Fees	$551,824

Change of Auditors

        Arthur Andersen LLP ("Andersen") was our independent public accountant for Fiscal 2001.On June 4, 2002, we dismissed Andersen as our independent public accountant and appointed KPMG as our new independent public accountant. The decision to replace Andersen with KPMG was approved by the Audit Committee.

        The decision to change auditors was not the result of any disagreement with Andersen with respect to any reporting or disclosure requirement applicable to us. Andersen's reports on the our financial statements for Fiscal 2001 and Fiscal 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Disagreements with Auditors

        During Fiscal 2001 and the period from the end of Fiscal 2001 through June 4, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

        During the period from June 4, 2002 through the end of Fiscal 2002 and the period from the end of Fiscal 2002 through August 18, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

PROPOSAL ONE

RATIFICATION OF APPOINTMENT OF KPMG LLP TO ACT AS COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

        Selection of the firm of KPMG LLP to act as our independent public accountants for the fiscal year ending January 31, 2004, was approved by the Board of Directors, upon recommendation of the Audit Committee of the Board of Directors. Neither the firm nor any of its members has any relationship with us or any of our affiliates except in the firm's capacity as our auditor. The Board of Directors is asking for ratification of such appointment by our stockholders.

        Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

ANNUAL REPORT

        A copy of the Annual Report of the Company for the fiscal year ended February 1, 2003, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

OTHER MATTERS

        The Board of Directors has no knowledge of any other matters that may come before the Annual Meeting. If any other matters shall properly come before the meeting, the persons named in the Proxies will have discretionary authority to vote the shares represented thereby in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

        Proposals of stockholders intended to be presented at our next Annual Meeting of Stockholders should be received by our Secretary prior to April 27, 2004 for inclusion in the Proxy Statement for the Annual Meeting of Stockholders currently scheduled to be held in August of 2004 and will be considered untimely if received after May 14, 2004.

        Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

Kendrick F. Royer Secretary

Dated: August 27, 2003

        The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to: THE CORPORATE SECRETARY, FAO, INC., 2520 RENAISSANCE BOULEVARD, KING OF PRUSSIA, PENNSYLVANIA 19406 or visit our website at www.irconnect.com/faoo.

Appendix 1

FAO, INC.
AUDIT COMMITTEE CHARTER

Originally Effective June 14, 2000
Amended and Restated as of January 9, 2003

Organization

        There shall be a committee of the Board of Directors (the "Board") of FAO, Inc., a Delaware corporation (the "Company"), to be known as the audit committee (the "Audit Committee").

Membership

        Appointment.    The Board shall appoint the members of Audit Committee annually and shall designate one such member as the chairperson (the "Chairperson"). Members shall serve at the will of the Board.

        Number.    The Audit Committee shall be comprised of three or more directors as determined by the Board by resolution.

        Qualifications.    The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that would impair such independence in the opinion of the Board and pursuant to applicable law or regulation or the listing requirements of any securities exchange on which the Company's securities are listed or quoted for trading.At least one member of the Audit Committee shall have accounting or related financial management experience.

Meetings

        The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. Meetings may be called by any member of the Audit Committee.A report on all Audit Committee meetings shall be provided to the Board and the Secretary of the Company for filing with the Company's minutes.

Responsibilities

        The Audit Committee shall:

  1.
  Fulfilling Board Responsibilities. Assist the Board in fulfilling its statutory and fiduciary responsibilities for examinations of the Company's finances.

  2.
  Monitoring Relationship of Management and Accountants. Monitor the participation by Company management and the Company's independent public accountants in the Company's accounting and reporting process and communicate with the participants about their participation. Obtain from the Company's independent public accountants, as promptly as practicable after the conclusion of each audit a "Management Letter" outlining the findings and recommendations of the Company's independent public accountants with respect to the Company's internal controls and accounting procedures. Obtain from management a copy of its response to the "Management Letter." Obtain and review any other material written communications between the Company's independent public accountants and management of the Company.

  3.
  Review of Controls. Review the Company's administrative, operational and internal accounting controls and its fiscal procedures and codes of conduct with the Company's independent public accountants and Chief Financial Officer (or the officer performing in that role). Review the Company's procedures for ensuring that information regarding weaknesses in such controls and procedures and codes of conduct reaches senior management or the Board as appropriate.Review any reports required to be provided by the Chief Financial Officer or Chief Executive Officer by law or otherwise.

  4.
  Engagement and Independence of Accountants. Hire independent public accountants for the Company and approve the fees and other compensation expected to be paid to the independent public accountants and the scope of work to be performed by the independent public accountants. Require the independent public accountants to submit a formal written statement, annually, regarding relationships and services that may affect the independent public accountant's objectivity and independence. Discuss with the independent public accountants all independence and quality control issues involving such accountants, any material issues raised by the most recent internal quality-control review or peer review of such accountants or any inquiry or investigation by governmental or professional authorities within the preceding five years, any steps taken to address such issues and all relationships between such accountants and the Company in order to assess their independence. Based on such discussions, review of such statements and review of such other information as the Audit Committee determines relevant, evaluate the independence of and, if deemed necessary to ensure the Company has independent public accountants or otherwise, replace the Company's independent public accountants.Review and approve annually in accordance with applicable law and regulation, the nature and scope of non-audit related services provided by the Company's independent public accountants and fees therefore.

  5.
  Review of Regulatory Filings. Review, before submission to regulators, the Company's annual reports, including the financial statements as audited, the notes related thereto and any relevant legal matters, and any opinion, report or review rendered by the Company's independent public accountants, including a review of significant reporting issues and judgments made in connection therewith, and recommend to the Board whether, based on discussions with management and the Company's independent public accountants, the financial statements to be included in such reports should be included.

  Review, before submission to regulators, the Company's quarterly report on Form 10-Q, including the interim financial statements, notes related thereto and any relevant legal matters, and quarterly earnings releases. Responsibility for such review may be delegated to the Chairperson.If any such matters are required to be communicated, the Audit Committee shall discuss such matters with the independent accountants and Company management. Accept and review the written statements the Company's independent public accountants are required to provide under ISBS No. 1, SAS No. 61 and any other legal, regulatory or other requirement.

  6.
  Required Reports. Prepare and timely provide to the Board the report of the committee required under the rules promulgated by the Securities and Exchange Commission for inclusion in the Company's annual meeting proxy statement.

  7.
  Review of Accounting Policy. Review in advance of their implementation, significant accounting and auditing policies, principles and practices adopted or changed and discuss such policies, principles and practices with the Company's independent public accountants including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by such independent public accountants.

  8.
  Maintenance and Publication of Charter. Perform an annual review and, to the extent deemed appropriate or necessary, amend this Audit Committee charter. Cause the Audit Committee charter to be published in the annual meeting proxy statement at least once every three years.

        The Audit Committee shall not be responsible for planning or conducting the audit, determining whether the Company's financial statements are complete and accurate and have been prepared in accordance with generally accepted accounting principles. The Company's independent public accountants shall remain ultimately accountable to the Board and the Audit Committee.

Authority

        The Audit Committee shall have authority to review any matter or activity involving the matters set forth in this Audit Committee charter or as otherwise provided by law or regulation (including, conflicts of Company management as defined by applicable law or regulation).The Audit Committee shall have authority to access internal or external resources (including by hiring independent legal counsel, accounting or other advisors) that it may desire to exercise its authority and fulfill its responsibilities under this Audit Committee charter. The Audit Committee may delegate its authority to the Chairperson or any other member of the Audit Committee; provided that such delegation of authority shall not include a delegation of responsibility and such delegate shall be responsible for informing the Audit Committee of any matter material to the Audit Committee's responsibilities.

Amendment

        This Audit Committee charter may be amended by written action of the Audit Committee at any time a majority of the Audit Committee determines such an amendment to be necessary or desirable; provided that any such amendment shall not become effective until approved by the Board of Directors of the Company and that no such amendment shall be permitted that would violate applicable law or exchange or quotation system rule.

PROXY

FAO, INC.
PROXY SOLICITED BY BOARD OF DIRECTORS

        Jerry Welch, with full power of substitution, is hereby appointed proxy to vote the stock of the undersigned in FAO, Inc. at the Annual Meeting of Stockholders on September 30, 2003, to be held at The St. Regis Hotel, 2055 Avenue of the Stars, Los Angeles, California, and at any adjournments or postponements thereof, in the manner directed on this card and in his discretion on all other matters that may properly come before the meeting.

This proxy is valid only when signed and dated.

All Proxies that are properly completed, signed and returned to the Company prior to the meeting, and not subsequently revoked, will be voted in accordance with the instructions given in the Proxy. If a choice or a desire to abstain is not specified in the Proxy, the Proxy will be voted FOR the election of the director nominees listed below and FOR Proposal One to ratify the appointment of KPMG LLP as our independent auditors. The Board of Directors has no knowledge of any other matters that may come before the Annual Meeting. If any other matters shall properly come before the meeting, the persons named in the Proxies will have discretionary authority to vote the shares represented thereby in accordance with their best judgment.

See Reverse Side

MANAGEMENT RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR DIRECTOR LISTED BELOW AND "FOR" THE BOARD'S PROPOSAL ONE.

ELECTION OF DIRECTORS	☐	FOR all Nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: 01 Brian McDermott, 02 Richard Kayne, 03 Jill Higgins, 04 Douglas Coltharp, 05 David Walsh, 06 Jerry Welch, 07 Charles Norris and 08 Fred Kayne.

        INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

PROPOSAL ONE. RATIFICATION OF APPOINTMENT OF KPMG LLP TO ACT AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

☐ FOR	☐ AGAINST	☐ ABSTAIN

ALL PROXIES MUST BE SIGNED AND DATED.

Signature(s)
Printed name(s) exactly as on stock certificate
Date

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
PRINCIPAL STOCKHOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
OPTIONS GRANTED IN FISCAL 2002
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL ONE
RATIFICATION OF APPOINTMENT OF KPMG LLP TO ACT AS COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT
OTHER MATTERS
PROPOSALS OF STOCKHOLDERS
FAO, INC. AUDIT COMMITTEE CHARTER